UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): (July 22, 2024)

Month 1, 2023

THE GOODYEAR TIRE & RUBBER COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Innovation Way, Akron, Ohio	44316-0001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 796-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Without Par Value	GT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 22, 2024, The Goodyear Tire & Rubber Company, an Ohio corporation (“Goodyear”), entered into a commitment letter (the “Commitment Letter”) with Goldman Sachs Bank USA (“Goldman Sachs”), pursuant to which, subject to the terms and conditions set forth therein, Goldman Sachs and any other lending institutions that join the Commitment Letter (collectively, the “Lenders”) committed to provide Goodyear with a 364-day senior unsecured committed credit facility in an aggregate principal amount not to exceed $500 million (the “Committed Credit Facility”). If drawn, borrowings under the Committed Credit Facility would be required to be used by Goodyear solely to redeem its outstanding 9.500% Senior Notes Due 2025 (the “Notes”) and pay certain transaction costs. As of the date of this Current Report, there is $800 million in aggregate principal amount of Notes outstanding, subject to reduction to $500 million in connection with the $300 million partial redemption described in Item 7.01 of this Current Report (such notes redeemed thereby, the “Partial Redemption”).

Prior to any funding under the Committed Credit Facility, the aggregate commitments under the Commitment Letter for the Committed Credit Facility will be reduced by the amount of any proceeds received by Goodyear in respect of certain asset sales and by the amount of any Notes redeemed, repurchased or otherwise repaid by Goodyear after the date of the Commitment Letter (other than the Partial Redemption). The commitments of the Lenders under the Commitment Letter are subject to the execution and delivery of definitive documentation with respect to the Committed Credit Facility and other customary conditions. The Commitment Letter will terminate on the earliest of (i) the redemption, repurchase or other repayment of all of the Notes without the funding of the Committed Credit Facility, (ii) the execution and delivery of the Committed Credit Facility, (iii) Goodyear’s election to terminate the Commitment Letter, or (iv) June 2, 2025 (the final payment date for the Notes). Goodyear will pay customary fees and expenses to Goldman Sachs and the other Lenders in connection with entering into the Commitment Letter and obtaining the Committed Credit Facility.

Item 7.01.	Regulation FD Disclosure.

On July 23, 2024, Goodyear called for redemption $300 million in aggregate principal amount of the outstanding Notes on August 7, 2024 (the “Redemption Date”). The redemption price will be equal to 100.000% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the Redemption Date.

This Current Report on Form 8-K is not a notice of redemption of the Notes. The redemption is being made solely pursuant to the Notice of Redemption, dated July 23, 2024, relating to the Notes.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOODYEAR TIRE & RUBBER COMPANY

Date: July 23, 2024	By	/s/ Daniel T. Young
Daniel T. Young
Secretary